Exhibit 99.1

ADC Therapeutics Announces Strategic Reorganization to Support ZYNLONTA® Growth Opportunities and Regulatory Priorities

Planned 17% workforce reduction expected to generate annualized estimated savings of approximately $10m, enhancing financial flexibility

Company focused on delivering upcoming regulatory and clinical milestones, including planned LOTIS-5 sBLA submission and full LOTIS-7 data by end of 2026

LAUSANNE, Switzerland, June 24, 2026 – ADC Therapeutics SA (NYSE: ADCT), a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs), today announced a strategic reorganization to focus resources behind key value-driving initiatives in support of the ZYNLONTA® (loncastuximab tesirine-lpyl) franchise.

As part of the reorganization, ADC Therapeutics plans to reduce its workforce globally by approximately 17 percent. The reduction is driven by the expected completion of the LOTIS-5 and LOTIS-7 trials this year, as well as operational efficiencies. With these changes, the Company is resourced to deliver on its key clinical, regulatory and manufacturing activities while maintaining the full externally facing medical affairs and commercial footprint to support ZYNLONTA.

"As we further assess the Phase 3 LOTIS-5 trial outcomes, including feedback from key medical experts, we continue to believe in the favorable overall benefit-risk profile and look forward to our pre-sBLA meeting with the U.S. Food and Drug Administration in August," said Ameet Mallik, Chief Executive Officer of ADC Therapeutics. "This strategic reorganization will enable us to increase our financial flexibility as we prepare for upcoming LOTIS-5 regulatory milestones and continue building on the broader opportunity for ZYNLONTA through LOTIS-7 and support for the indolent lymphoma investigator-Initiated trials. We are grateful to all of our employees for their efforts to help make a meaningful impact for patients and thank them for their important contributions to our company."

The Company is preparing for a scheduled pre-sBLA meeting with the FDA in August 2026 to discuss the potential regulatory path forward for ZYNLONTA in combination with rituximab to treat relapsed or refractory diffuse large B-cell lymphoma (r/r DLBCL) following the recent topline data results from the Phase 3 LOTIS-5 trial. ADC Therapeutics expects to submit an sBLA in the fourth quarter of 2026.

In addition, the Company continues to advance the ZYNLONTA franchise through the ongoing Phase 1b LOTIS-7 trial evaluating ZYNLONTA in combination with glofitamab in 2L+ DLBCL, with data anticipated by the end of 2026, as well as through support for Phase 2 IITs exploring ZYNLONTA across indolent lymphomas.

ADC Therapeutics expects the reorganization to generate annualized estimated cost savings of approximately $10 million. ADC Therapeutics estimates that it will incur one-time pre-tax charges of approximately $3 million for employee severance, benefits and related termination costs, the majority of which will be recognized in the 2nd quarter of 2026. The Company has an expected cash runway at least into 2028.

About ZYNLONTA®

ZYNLONTA® is a CD19-directed antibody drug conjugate (ADC). Once bound to a CD19-expressing cell, ZYNLONTA is internalized by the cell, where enzymes release a pyrrolobenzodiazepine (PBD) payload. The potent payload binds to DNA minor groove with little distortion, remaining less visible to DNA repair mechanisms. This ultimately results in cell cycle arrest and tumor cell death.

The U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) have approved ZYNLONTA (loncastuximab tesirine-lpyl) for the treatment of adult patients with relapsed or refractory (r/r) large B-cell lymphoma after two or more lines of systemic therapy, including diffuse large B-cell lymphoma (DLBCL) not otherwise specified (NOS), DLBCL arising from low-grade lymphoma and also high-grade B-cell lymphoma. The trial included a broad spectrum of heavily pre-treated patients (median three prior lines of therapy) with difficult-to-treat disease, including patients who did not respond to first-line therapy, patients refractory to all prior lines of therapy, patients with double/triple hit genetics and patients who had stem cell transplant and CAR-T therapy prior to their treatment with ZYNLONTA. This indication is approved by the FDA under accelerated approval and in the European Union under conditional approval based on overall response rate and continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. Please see full prescribing information including important safety information about ZYNLONTA at www.ZYNLONTA.com.

ZYNLONTA is also being evaluated as a therapeutic option in combination studies in other B-cell malignancies and earlier lines of therapy.

About ADC Therapeutics

ADC Therapeutics (NYSE: ADCT) is a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs), transforming treatment for patients through our focused portfolio with ZYNLONTA® (loncastuximab tesirine-lpyl).

ADC Therapeutics' CD19-directed ADC ZYNLONTA received accelerated approval by the FDA and conditional approval from the European Commission for the treatment of relapsed or refractory diffuse large B-cell lymphoma after two or more lines of systemic therapy. ZYNLONTA is also in development in combination with other agents and in earlier lines of therapy.

Headquartered in Lausanne (Biopôle), Switzerland, with operations in New Jersey, ADC Therapeutics is focused on driving innovation in ADC development with specialized capabilities from clinical to manufacturing and commercialization. Learn more at adctherapeutics.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "would", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "future", "continue", or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the cost and effects of the strategic restructuring and workforce reduction including our ability to achieve the estimated cost savings; the adequacy of the LOTIS-5 clinical trial data to support full regulatory approval and our ability to maintain accelerated approval in the United States and foreign jurisdictions for our product; the timing, content and outcome of meetings with and feedback or other communications provided by regulatory authorities including U.S. FDA; the timing, submission and acceptance of an sBLA submission related to LOTIS-5 and potential approval; the actual and perceived benefit-risk profile for ZYNLONTA as studied in the LOTIS-5 trial; the assessment of the data from LOTIS-5 study, including additional analyses of outcomes observed for safety, efficacy and within key geographic regions and across certain patient sub-populations; the path for full regulatory approval for ZYNLONTA in the United States and foreign jurisdictions; our ability to identify and execute value-maximizing options and the cost and impact of such options; our expected cash runway into at least 2028 assumes use of minimum liquidity amount required to be maintained under its loan agreement covenants; our ability to comply with the terms of our indebtedness; changes in our regulatory and commercial strategy; the Company's ability to sustain or grow ZYNLONTA® revenue in the United States and potential peak revenue; the ability of our partners to commercialize ZYNLONTA® in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing,  results and publication of the Company's clinical trials including LOTIS-7; the timing, publication and results of investigator-initiated trials including those studying FL and MZL and the potential regulatory and/or compendia strategy and the future opportunity; the timing and outcome of regulatory submissions for the Company's products or product candidates; actions by the FDA or foreign regulatory authorities; projected revenue and expenses; the Company's indebtedness, including HealthCare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company's activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness and the significant cash required to service such indebtedness; and the Company's ability to obtain financial and other resources for its research, development, clinical, and commercial activities; and the uncertainties of international trade policies, including tariffs, sanctions, trade barriers and most favored nation drug pricing and the potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

CONTACTS:

Investors and Media

Nicole Riley

ADC Therapeutics

Nicole.Riley@adctherapeutics.com

+1 862-926-9040